EXHIBIT 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000 DES MOINES, IOWA 50309-2510 TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231 URL: www.ialawyers.com Offices in: West Des Moines, Iowa Pella, Iowa	Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Christopher R. Sackett
Sean P. Moore
Nancy S. Boyd	James L. Pray
Brenton D. Soderstrum
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Michael J. Green
Michael A. Dee
Danielle Dixon Smid
Brian P. Rickert
Valerie D. Bandstra
Ann Holden Kendell
James S. Niblock
Brian M. Green	Dustin D. Smith
Alexander M. Johnson
Rebecca A. Brommel
Mark E. Roth
Tina R. Thompson
Catherine C. Cownie
Laura N. Martino
Amy R. Piepmeier
Elizabeth A. Coonan
Britney L. Schnathorst
Sara L. Keenan
Rebecca A. Reisinger
Leanna Daniels Whipple
Justin T. Lange
Kevin F. Howe
Samantha S. Hartman
Judd W. Vande Voort	Patents and Trademarks G. Brian Pingel Camille L. Urban Adam W. Jones Of Counsel: Richard W. Baskerville Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO. (515) 242-2459 WRITER’S DIRECT FAX NO. (515) 323-8559 WRITER’S E-MAIL ADDRESS bandstra@ialawyers.com
May 1, 2006
Board of Directors
First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730

Re:	Registration Statement on Form SB-2; Securities Matters Registration No — 333-130663
Dear Board Members:
In connection with the proposed offer and sale of up to 90,000 units of the membership interests (the “Membership Units”) of First United Ethanol, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Operating Agreement, together with any amendments thereto;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of Membership Units; and

4.	The Company’s Registration Statement, as filed by First United Ethanol, LLC with the United States Securities and Exchange Commission on December 23, 2005, together with all pre-effective amendments thereto.
In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as

May 1, 2006

we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s registration statement. The opinions set forth herein are based upon existing law and regulations, including laws of the State of Georgia, including the statutory provisions, all applicable provisions of the Georgia Constitution, and reported judicial decisions interpreting these laws, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be legally issued, fully paid and non-assessable.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.
Very truly yours,
/s/ Valerie D. Bandstra
Valerie D. Bandstra
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